Exhibit 99.1

Transaction Summary 1 Notes: USD/HKD FX rate of 7.78; 1. Excludes (i) the impact of any equity awards issued at or after the closing of the transaction, (ii) the dilutive impact of 18.7mm warrants (11.3mm SPAC public warrants, 5.9mm of sponsor warrants, 1.5mm of FPA warrants) with a strike price of $11.50 per share, and (iii) the impact of shares with super-voting rights. Includes 9.98mm total Class B ordinary shares 2. Includes impact from bonus share structure with pool of bonus shares provided to non-redeeming SPAC public shareholders, FPA investors and PIPE investors 3. Includes net cash to balance sheet of $419mm post the transaction, and Prenetics balance sheet net cash of $35.4mm, the pro-forma amount of which includes a cash balance of $9.4mm as of 1Q 2021 and $26.0mm of proceeds from pre-IPO fundraising 4. Includes total 9.13mm Class B ordinary shares held by the Sponsor, 0.75mm Class B ordinary shares held by the FPA investors, and 0.1mm Class B ordinary shares held by SPAC independent directors Transaction Overview Artisan Acquisition Corp. (“Artisan”) to merge with Prenetics at an implied enterprise value of $1.25 billion Transaction values Prenetics at implied multiple of 4.6x 2022E Revenue and 4.1x 2023E Revenue 100% of Prenetics existing shareholders roll into the new entity Concurrent with the transaction, $60mm raised in the form of forward purchase agreements (“FPAs”) from Aspex and PAG, in addition to another $60mm raised in a PIPE from Lippo, Dragonstone, Xen Capital and others at $10.00 per share Proceeds to be used for strategic acquisition or investments, R&D, product roll out, geographic expansion and general corporate purposes Illustrative Pro-Form Ownership1,2 Assumes 0% redemption by SPAC Shareholders Illustrative Enterprise Value1 Illustrative Sources & Uses Assumes 0% redemption by SPAC Shareholders Share Price $10.00 Shares Outstanding (mm) 170.92 Illustrative Post-Money Equity Value $1,709 (-) Net Cash to Balance Sheet3 $455 Illustrative Enterprise Value $1,254 EV / 2022E Revenue 4.6x EV / 2023E Revenue 4.1x Sources Existing Target Shareholder Equity Rollover $1,150 Sponsor Promote4 100 Cash Available in SPAC Trust Account 339 Forward Purchase Agreement 60 PIPE 60 Total Sources $1,709 Uses Existing Target Shareholder Equity Rollover $1,150 Sponsor Promote4 100 Transaction Expenses 40 Net Cash to Balance Sheet 419 Total Uses $1,709 66.1% 21.6% 4.1% 8.1% Prenetics Shareholders SPAC Public Shareholders SPAC Sponsor (including SPAC Independent Directors) FPA and PIPE Investors (including Class B shares held by FPA investors)

Bonus Share Structure for Non-Redeeming SPAC Public Shareholders Non-redeeming SPAC public shareholders to receive a pro-rata portion of a c.3 million bonus pool of shares at closing As redemptions increase, cost basis to non-redeeming SPAC public shareholders decreases Bonus shares to be received by non-redeeming SPAC public shareholders capped at 70% redemptions1 FPA and PIPE investors to receive c.1mm bonus shares to achieve the same effective cost basis at closing2 Illustrative Redemption 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 76.4%(4) SPAC Public Non-Redeeming Shares 33.93 30.54 27.15 23.75 20.36 16.97 13.57 10.18 8.00 (+) Bonus Shares 3.00 3.00 3.00 3.00 3.00 3.00 3.00 3.00 2.36 Total Shares Issued to SPAC Public S/H 36.93 33.54 30.15 26.75 23.36 19.97 16.57 13.18 10.35 SPAC Public Non-Redeeming Shares 33.93 30.54 27.15 23.75 20.36 16.97 13.57 10.18 8.00 (x) Illustrative $10.0 Purchase Price $10.0 $10.0 $10.0 $10.0 $10.0 $10.0 $10.0 $10.0 $10.0 Cost of SPAC Public Non-Redeeming Shares ($mm) $339 $305 $271 $238 $204 $170 $136 $102 $80 (/) Total Shares to SPAC Public S/H 36.93 33.54 30.15 26.75 23.36 19.97 16.57 13.18 10.35 Illustrative Cost Basis ($) $9.19 $9.11 $9.00 $8.88 $8.72 $8.50 $8.19 $7.72 $7.72 Total Public to Non-Redeeming Public Shares Exchange Ratio2,3 1.09x 1.10x 1.11x 1.13x 1.15x 1.18x 1.22x 1.29x 1.29x Illustrative Implied EV / 2022E Revenue for SPAC Public S/H 4.1x 4.1x 4.0x 4.0x 3.9x 3.8x 3.7x 3.5x 3.5x Illustrative Implied EV / 2023E Revenue for SPAC Public S/H 3.6x 3.6x 3.6x 3.5x 3.4x 3.4x 3.2x 3.1x 3.1x 1. Artisan sponsor and Prenetics shareholders will forfeit 4.25m shares, with additional bonus shares from Prenetics new issuance. Bonus shares to be received by non-redeeming SPAC public shareholders capped at 70% redemptions, resulting in maximum total issuance of up to 6.76mm bonus shares to be issued (3.0m for non-redeeming public SPAC shareholders; 3.76m for FPA investors and PIPE investors) 2. FPA and PIPE investors to receive bonus shares to achieve the same effective cost basis (c.1mm shares at 0% redemption) by receiving total number of shares equal to 12.75mm shares x the exchange ratio (calculated as total shares to SPAC public shareholders / SPAC non-redeeming public shares) for $120mm of total FPA and PIPE subscriptions and $7.5mm of Class B ordinary shares held by the FPA investors 3. Anti-dilution adjustment to SPAC public warrants such that the underlying # of shares per warrant is multiplied by the exchange ratio (calculated as total shares to SPAC public shareholders / SPAC non-redeeming shares). SPAC private placement warrants do not receive the anti-dilution adjustment treatment 4. Redemption level at which Available Closing Cash Amount condition is expected to be met pursuant to Business Combination Agreement dated as of September 15, 2021 Illustrative Cost Basis to Non-Redeeming SPAC Public Shareholders US$ per share v redemption rates 2 $9.19 $7.72 $6.00 $7.00 $8.00 $9.00 $10.00 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 76.4%(4)